                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
     Check the appropriate box:

  [ ] Preliminary proxy statement             [ ] Confidential, for Use of the Commission only
                                                       (as permitted by Rule 14a-6(e)(2))
  [X] Definitive proxy statement
  [ ] Definitive additional materials
  [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        HOME PRODUCTS INTERNATIONAL, INC.
                 (Name of Registrant as Specified in Its Charter

                               ------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
(5) Total fee paid:

-------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

                       HOME PRODUCTS INTERNATIONAL, INC.
                             4501 WEST 47TH STREET
                            CHICAGO, ILLINOIS 60632

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 31, 2000

To the Stockholders of Home Products International, Inc.

     The Annual Meeting of Stockholders of Home Products International, Inc. a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 2000 at 10:30 a.m., local time, at The Standard Club, 320 South Plymouth Court, Chicago, IL 60604 for the following purposes, as more fully described in the accompanying Proxy Statement.

     1. To elect eight (8) directors for the next year.

     2. To transact such other business as may properly come before the annual meeting.

     Stockholders of record of the Company's Common Stock at the close of business on April 7, 2000, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, also as more fully described in the Proxy Statement.

     All stockholders are cordially invited to attend the meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                            For the Board of Directors,

                                            /s/ JAMES R. TENNANT

                                            James R. Tennant
                                            Chairman of the Board

Chicago, Illinois
April 12, 2000

                       HOME PRODUCTS INTERNATIONAL, INC.
                             4501 WEST 47TH STREET
                            CHICAGO, ILLINOIS 60632

                               ------------------

                                PROXY STATEMENT

                               ------------------

                        APPROXIMATE DATE PROXY MATERIAL
                          FIRST SENT TO STOCKHOLDERS:
                                 APRIL 12, 2000

                               ------------------

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Home Products International, Inc., a Delaware corporation (the "Company" or "HPI"), to be held on Wednesday, May 31, 2000 (the "Meeting"), for the purposes stated in the attached Notice of Annual Meeting of Stockholders.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone or facsimile by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy solicitation material to beneficial owners of the Company's Common Stock.

AUTHORITY CONFERRED BY PROXIES

     The shares represented by proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted: FOR the election of all nominee directors specified herein. As to the other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and one is a director and executive officer of the Company and the other is an executive officer of the Company.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

     The Company's voting securities consist of one class of Common Stock, par value $0.01 per share (the "Common Stock"), and one class of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Company had 7,277,268 issued and outstanding shares of Common Stock and no shares of Preferred Stock issued and outstanding as of the close of business on April 7, 2000 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of one-third of the shares of Common Stock outstanding on the Record Date, either in person or by proxy, will constitute a quorum.

     Votes for, against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. For the election of directors, the eight nominees who receive the most votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of such election.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of April 7, 2000 (as of December 31, 1999 with respect to Chase Venture Capital Associates, L.P.; Samstock L.L.C.; SAFECO Corporation; Dimensional Fund Advisors, Inc. and Graver, Bokhof, Goodwin & Sullivan, L.P.) with respect to the beneficial ownership of the Company's issued and outstanding Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock,
(ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all of the directors and executive officers of the Company as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") which generally attribute beneficial ownership of securities to persons which generally possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

     Based upon the SEC definition of beneficial ownership, outstanding stock options exercisable by the executive officers and directors within 60 days of the Record Date are included in the number of shares owned by such individuals.

                    NAME AND ADDRESS OF                        NUMBER OF SHARES    PERCENT
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   OF CLASS
                    -------------------                       ------------------   --------
Chase Venture Capital Associates, L.P.(1)...................      1,334,521          18.3%
Samstock L.L.C.(2)..........................................        814,000          11.2
SAFECO Corporation(3).......................................        570,500           7.8
Dimensional Fund Advisors, Inc.(4)..........................        455,150           6.3
Graver, Bokhof, Goodwin & Sullivan, L.P.(5).................        401,854           5.5
Charles R. Campbell(6)......................................         32,547             *
Joseph Gantz(7).............................................         24,406             *
Stephen P. Murray(8)........................................      1,348,918          18.5
Marshall Ragir(9)...........................................        250,531           3.4
Jeffrey C. Rubenstein(10)...................................        553,858           7.6
Daniel B. Shure(11).........................................         30,277             *
Joel D. Spungin(12).........................................         27,241             *
James R. Tennant(13)........................................        786,533           9.8
James E. Winslow(14)........................................        133,529           1.8
Jeffrey R. Dolan(15)........................................         72,281           1.0
All directors and executive Officers as a group (10
  persons)(16)..............................................      3,029,128          36.4

-------------------------

  *  Less than 1%.

 (1) Chase Venture Capital Associates, L.P. ("CVCA"), is a California limited partnership whose address is 380 Madison Avenue, New York, NY 10017. The general partner is Chase Capital Partners ("CCP"), a New York general partnership, whose address is the same as CVCA. CVCA and CCP have shared voting and investment power with respect to the 1,334,521 shares of Common Stock.

 (2) According to information contained in a report on Schedule 13D/A dated November 5, 1999, filed by Samstock L.L.C. ("STK"), STK has sole voting power with respect to 664,000 shares of Common Stock (which represents 9.1% of the shares outstanding). In addition, Rod Dammeyer, an executive officer of STK, has sole voting power of 150,000 shares of Common Stock (which represents 2.1% of the shares outstanding). Based upon the SEC rules of beneficial ownership, STK is deemed to be the beneficial owner of Mr. Dammeyer's shares; therefore, STK is deemed to beneficially own 814,000 shares of Common Stock (which represents 11.2% of the shares outstanding). STK's address is Two North Riverside Plaza, Suite 600, Chicago, IL 60606.

 (3) According to information contained in a report on Schedule 13G/A dated January 28, 2000, filed by SAFECO Common Stock Trust ("SCST"), SAFECO Asset Management Company ("SAMC"), and SAFECO Corporation ("SAFECO") of which SCST and SAMC are wholly owned subsidiaries, SCST beneficially owns 369,900 shares of Common Stock (which represents 5.1% of the shares outstanding) and SAMC and SAFECO together beneficially owns 570,500 shares of Common Stock (which represent 7.8% of the shares outstanding, and includes the shares beneficially owned by SCST) as a result of acting as an investment adviser for registered investment companies. SAFECO and the various accounts to which they are advisers have shared power to vote and dispose of 570,500 shares of Common Stock. SCST, SAMC and SAFECO expressly disclaim that, they are in fact, the beneficial owners of such shares. SAMC's address is 601 Union Street, Suite 2500, Seattle, WA 98101 and SAFECO's address is SAFECO Plaza, Seattle, WA 98185.

 (4) According to information contained in a report on Schedule 13G dated February 11, 2000, filed by Dimensional Fund Advisors, Inc. ("DFA"), DFA beneficially owns 455,150 (which represent 6.3% of the shares outstanding) as a result of acting as an investment adviser for registered investment companies. DFA and the various accounts to which they are advisers have shared power to vote and dispose of 455,150 shares of Common Stock. DFA expressly disclaims that, they are in fact, the beneficial owners of such shares. DFA's address is 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.

 (5) According to information available to the Company, Graver, Bokhof, Goodwin & Sullivan, L.P., ("GBGS") and the various accounts to which they are advisers have shared power to vote and dispose of 401,854 shares of Common Stock (which represent 5.5% of the shares outstanding). GBGS's address is 100 South Wacker Drive, Suite 2100, Chicago, IL 60645.

 (6) Includes 15,000 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000.

 (7) Includes 12,500 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000 and 2,376 shares of Common Stock deferred pursuant to the Company's 1999 Directors' Restricted Stock Plan.

 (8) Mr. Murray is a general partner of Chase Capital Partners, which is the general partner of CVCA, and in such capacity exercises shared voting and investment power with respect to the shares beneficially owned by CVCA (1,334,521 shares). Mr. Murray expressly disclaims that he, is in fact, the beneficial owner of such shares. Also includes 12,500 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000 and 1,897 shares of Common Stock deferred pursuant to the 1999 Directors' Restricted Stock Plan. Mr. Murray's address is Chase Capital Partners, 380 Madison Ave., 12th Floor, New York, NY 10017.

 (9) Includes 164,000 shares of Common Stock beneficially owned by the Ragir Foundation with respect to which Mr. Ragir, in his capacity as a director, exercises shared voting and investment power. These shares are deemed to be beneficially owned by Mr. Ragir pursuant to the 1934 Act. Mr. Ragir expressly disclaims that he is, in fact, the beneficial owner of such shares. The number of shares reported in the table also includes 66,993 shares of Common Stock beneficially owned by the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir, in his capacity as a co-trustee, exercises shared voting and investment power. Does not include 15,190 shares of Common Stock beneficially owned by the MJR/NLR Gift Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir does not exercise sole or shared voting or investment power. Includes 15,000 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000 and 173 shares of Common Stock deferred pursuant to the 1999 Directors' Restricted Stock Plan.

(10) Mr. Rubenstein is the executor of the Norma L. Ragir Estate and in such capacity exercises voting and investment power with respect to the shares of Common Stock beneficially owned by the Norma L. Ragir Estate (221,501 shares). Mr. Rubenstein is a director of the Meyer and Norma Ragir Foundation (the "Ragir Foundation") and in such capacity exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by the Ragir Foundation (164,000 shares). Mr. Rubenstein is co-trustee of five separate trusts and, in such capacities exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by the five separate trusts. The five trusts, and the respective number of shares held by each is as follows: MJR/NLR Gift Trust -- Judith Ragir Separate Trust (15,189 shares); MJR/NLR Gift
     Trust -- Robert Ragir Separate Trust (13,985 shares); MJR/NLR Gift
     Trust -- Marshall Ragir Separate Trust (15,190 shares) (collectively, the "Ragir Gift Trusts"); Meyer J. Ragir Family Irrevocable Trust -- Judith Ragir (16,500 shares); and the Meyer J. Ragir Family Irrevocable
     Trust -- Marshall Ragir Separate Trust (66,993 shares) (collectively, the "Ragir Family Trusts"). All five trusts are collectively referred to herein as the "Ragir Trusts". None of the Ragir Trusts individually owns more than 1% of the Common Stock of the Company. Mr. Rubenstein, as executor of the Norma L. Ragir Estate and a director of the Ragir Foundation and co-trustee of the Ragir Trusts, exercises either sole or shared voting and investment power with respect to 513,358 shares of Common Stock (which represent 7.0% of the outstanding shares). Mr. Rubenstein expressly disclaims that he is, in fact, the beneficial owner of such shares. Includes 15,000 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000. The address for Mr. Rubenstein is 200 North LaSalle Street, Suite 2100, Chicago, IL 60601.

(11) Includes 15,000 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000 and 2,376 shares of Common Stock deferred pursuant to the Company's 1999 Directors' Restricted Stock Plan.

(12) Includes 15,000 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000 and 4,741 shares of Common Stock deferred pursuant to the Company's 1999 Directors' Restricted Stock Plan.

(13) Includes 730,100 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000. Includes 21,029 shares subject to the Company's Executive Incentive Plan.

(14) Includes 104,267 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000. Includes 7,752 shares subject to the Company's Executive Incentive Plan.

(15) Includes 500 shares which are owned by Mr. Dolan's minor aged children. Includes 60,064 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000. Includes 4,717 shares subject to the Company's Executive Incentive Plan.

(16) Includes 994,431 shares of Common Stock subject to stock options exercisable within 60 days of April 7, 2000, 33,498 shares subject to the Company's Executive Incentive Plan and 11,563 shares of Common Stock deferred pursuant to the Company's 1999 Directors' Restricted Stock Plan.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The By-Laws of the Company currently provide that the Board of Directors shall consist of eight directors to be elected at the annual meeting of stockholders to hold office until the next annual meeting or until their successors are elected and qualified. The proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of the eight nominees listed below, unless authority to do so is withheld as provided in the proxy. All nominees have served as directors since the last annual meeting. The proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason one or more of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes of shares of Common Stock, up to the number of directors to be elected, shall be elected.

NOMINEES FOR DIRECTORS

     Information regarding the Board's nominees for election as directors is set forth below.

     Charles R. Campbell, age 60, has been a director of the Company since September, 1994. Since 1996 Mr. Campbell has been a principal with the Everest Group, a management consulting firm. From 1995 to 1996 Mr. Campbell was President of C. R. Campbell & Associates, a management consulting firm. From 1985 to 1995, Mr. Campbell was Senior Vice President, Chief Financial and Administrative Officer of Federal Signal Corporation, a diversified manufacturer of capital goods.

     Joseph Gantz, age 52, has been a director since February, 1998. Since February, 1998 Mr. Gantz has been the Managing Partner of H3 Management L.L.C, a management consulting firm. From 1996 to 1998 Mr. Gantz was the Chairman of the Board of Seymour Housewares Corporation, a manufacturer of consumer laundry care products. From 1994 to 1996, Mr. Gantz was President and General Manager of Rubbermaid Cleaning & Maintenance Products, a manufacturer and marketer of brooms, brushes and mops.

     Stephen P. Murray, age 37, has been a director since February, 1998. Mr. Murray is a general partner of Chase Capital Partners. Prior to joining Chase Capital Partners, Mr. Murray was a Vice President with the Middle Market Lending Division of Manufacturers Hanover. Mr. Murray is a director of several privately held companies.

     Marshall Ragir, age 55, has been a director of the Company since July, 1995. Since 1991, Mr. Ragir has been President and Chief Executive Officer of Know Business Inc., a venture capital and investment company. Mr. Ragir is a director of several charitable foundations and non-profit agencies.

     Jeffrey C. Rubenstein, age 58, has been a director of the Company since September, 1986. Since 1991, Mr. Rubenstein has been a senior principal with the law firm of Much Shelist Freed Denenberg Ament & Rubenstein, P.C., an Illinois professional corporation, which is counsel to the Company. Mr. Rubenstein is a director of Miller Building Systems, Inc., Vita Food Products, Inc. and a number of privately held companies.

     Daniel B. Shure, age 42, has been a director of the Company since December, 1994. Since 1988, Mr. Shure has been President and Chief Executive Officer of Strombecker Corporation, an international toy manufacturer and distributor. Mr. Shure is a director of several privately held companies.

     Joel D. Spungin, age 62, has been director of the Company since September, 1996. Since 1995 Mr. Spungin has been President of DMS Enterprises, a management advisory and investment company. Mr. Spungin has been Chairman Emeritus of United Stationers, Inc. since 1994. From 1981 to 1995, Mr. Spungin was employed by United Stationers, Inc., in various capacities with his final position being Chairman of the Board and Chief Executive Officer. Mr. Spungin is a director of AAR Corporation and a number of privately held companies.

     James R. Tennant, age 47, joined the Company as Chairman of the Board and Chief Executive Officer in April, 1994. Mr. Tennant was elected a director of the Company in December, 1992, and was a member of the Company's Compensation Committee until April, 1994. From 1982 to 1994, Mr. Tennant was Division President of True North Communications, an international marketing services company. Mr. Tennant is a director of Hines Horticulture, Inc. and a number of privately held companies.

BOARD AND COMMITTEES MEMBERSHIP

     The Board of Directors met seven times during the 1999 fiscal year and had three ongoing committees. Those committees consisted of an Audit Committee, an Executive Compensation Committee and a Nominating Committee. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served with the exception of Mr. Campbell and Mr. Murray who each attended five of the seven Board of Directors' meetings.

     The table below provides membership and meeting information for each of the Board committees in fiscal 1999.

                                                                       EXECUTIVE
NAME                                                          AUDIT   COMPENSATION   NOMINATING
----                                                          -----   ------------   ----------
Charles R. Campbell.........................................    X*
Joseph Gantz................................................                              X
Stephen P. Murray...........................................
Marshall Ragir..............................................                X
Jeffrey C. Rubenstein.......................................    X           X
Daniel B. Shure.............................................                              X
Joel D. Spungin.............................................                X*
James R. Tennant............................................                              X*
1999 Meetings...............................................    2           5             0

-------------------------

* Committee Chairman

THE AUDIT COMMITTEE

     The Audit Committee oversees the activities of the Company's independent auditors. The Committee:

     - Reviews with the outside auditors the scope of the audit, the auditor's fees and related matters;

     - Receives copies of the annual comments from the independent auditors on accounting procedures and systems of control; and

     - Reviews with the independent auditors any questions, comments or suggestions they may have relating to our internal controls, accounting practices and procedures and those of the Company's subsidiaries.

THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee is responsible for establishing annual and long-term performance goals for the Executive Officers. This responsibility includes establishing the compensation package and evaluating the performance of the Chairman and Chief Executive Officer, the Chief Financial Officer and the President and General Manager of Home Products International -- North America, Inc. ("HPNA"), the Company's operating subsidiary. In addition, the Committee:

     - Recommends the granting of options and awards under the various stock option plans; and

     - Publishes an annual Executive Compensation Committee Report for the stockholders.

THE NOMINATING COMMITTEE

     The Nominating Committee is responsible for recommending candidates for membership on the Board of Directors and consulting with the Chairman on committee assignments. The Nominating committee will not consider nominees recommended by security holders.

COMPENSATION OF DIRECTORS

     All non-employee directors will receive an annual retainer of $7,500 payable in Common Stock. The number of shares to be received by each non-employee director will be based upon the closing price per share of the Common Stock as reported on The NASDAQ National Market(sm) on the day of the Meeting. Non-employee directors will receive a fee of $1,750 for each Board of Directors' meeting attended and $500 for each committee meeting attended. All non-employee directors that chair a committee will receive an annual fee of $2,500. Each non-employee director has the option to receive these fees in cash or in Common Stock. If a non-employee director elects to receive Common Stock, the number of shares to be received will be based upon the closing price per share of the Common Stock as reported on The NASDAQ National Market(sm) on the day of the Board of Directors' meeting or the committee meeting. Each non-employee director may defer payment of the retainer and/or director's fees (whether payable in cash or shares of Common Stock) pursuant to the Directors' Restricted Stock Plan, until termination of the director's services or the attainment of a certain age. Each non-employee director was granted options to purchase 7,500 shares of Common Stock in 1999. All of the stock options granted to the non-employee directors will be at an exercise price equal to the closing price per share as reported on The NASDAQ National Market(sm) on such date and will become exercisable immediately.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEES SET FORTH HEREIN.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the Securities & Exchange Commissions (the "SEC") initial reports of beneficial ownership ("Form 3") and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company ("Form 4"). Executive officers, directors, and greater than 10% stockholders of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

     Based solely upon review of the copies of such reports furnished to the Company, the Company believes that during the 1999 fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with except Charles R. Campbell and Marshall Ragir, both directors of the Company, who each inadvertently reported one transaction in a late Form 4 filing.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and each other executive officer of the Company (collectively, the "Named Executive Officers"), during each of the Company's last three fiscal years. The Company named Jeffrey R. Dolan as President and General Manager of HPNA, effective June 1999, and as such, Mr. Dolan's compensation prior to 1999 is not required to be reported in the following table.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                        COMPENSATION
                                             ANNUAL COMPENSATION            AWARD
                                             --------------------       ------------
                                                                    SECURITIES     LTIP      ALL OTHER
                                                                    UNDERLYING   PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)    OPTIONS#     ($)(4)       ($)(5)
---------------------------           ----   ---------   --------   ----------   --------   ------------
James R. Tennant(1).................  1999   $391,758    $341,691    225,000     $115,013     $69,759
Chairman of the Board and Chief       1998    350,000     382,884        -0-            0       9,476
Executive Officer of HPI              1997    288,750     314,913    250,000            0       8,775
James E. Winslow(2).................  1999    205,000     162,522     35,000       42,396      32,710
Executive Vice President, Chief       1998    205,000     164,652        -0-            0       9,476
Financial Officer and Secretary of
  HPI                                 1997    185,785     143,714     20,000            0       8,775
Jeffrey R. Dolan(3).................  1999    194,846     156,348     51,000            0      16,497
President & General Manager of        1998        n/a         n/a        n/a          n/a         n/a
HPNA                                  1997        n/a         n/a        n/a          n/a         n/a

-------------------------

(1) The 1999 Bonus excludes $103,452 which was converted into 10,854 share Units and deferred pursuant to the Company's Executive Incentive Plan ("EIP"). See "Long-Term Incentive Plan -- Awards in Last Fiscal Year."

(2) The 1999 Bonus excludes $33,634 which was converted into 3,529 share Units and deferred pursuant to the Company's EIP. See "Long-Term Incentive
    Plan -- Awards in Last Fiscal Year."

(3) The 1999 Bonus excludes $31,968 which was converted into 3,354 share Units and deferred pursuant to the Company's EIP. See "Long-Term Incentive
    Plan -- Awards in Last Fiscal Year."

(4) The amounts appearing in this column are the December 25, 1999 values of the Share Units converted to Common Stock pursuant to the EIP. The values were calculated by multiplying the closing price of the Company's Common Stock as of the last trading date of the Company's fiscal year (December 23, 1999) of $10.938/sh by the total number of shares converted to Common Stock. Mr. Tennant received 10,515 shares and Mr. Winslow received 3,876 shares. 1999 was the first year a payout was made under the EIP.

(5) The amounts appearing in this column represent amounts contributed to the Company's Profit Sharing and 401(k) Plan and Trust and beginning in 1999, contributions to the Company's deferred compensation plan and insurance premiums paid on behalf of Mr. Tennant and Mr. Winslow. Each of the Named Executives had $9,800 contributed to the Profit Sharing and 401(k) Plan for 1999 ($5,000 was the employer match for the 401(k) plan and $4,800 represents the Profit Sharing component). In addition, each of the Named Executives received contributions under the Company's deferred compensation plan in 1999. Mr. Tennant received $38,341, Mr. Winslow received $14,996 and Mr. Dolan received $6,697. The Company paid insurance premiums totaling $21,618 for Mr. Tennant and $7,914 for Mr. Winslow.

LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

     The table below represents the value as of December 25, 1999 of the deferred portions of the awards earned in fiscal 1999 under the Executive Incentive Plan ("EIP"). The awards are to be paid in three annual installments as soon as practicable following the closing of fiscal 2000, 2001 and 2002. The number of Share Units awarded for 1999 was determined by dividing the total dollar amount of the deferred award by the average trading price of the Company's Common Stock for the final twenty trading days of the fiscal year (as defined in the EIP). It is presently estimated that 70% of the Share Units will be converted to shares of the Company's Common Stock and 30% of the Share Units will be converted to cash.

     The value of the 1999 deferred awards as of December 25, 1999 is determined by multiplying the number of Share Units awarded under the EIP by the last reported sale price of the Company's Common Stock as reported on the NASDAQ National Market(sm) on the last business day of the Company's fiscal year (December 23, 1999, $10.938/sh).

               LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 1999

                           VALUE OF DEFERRED
                              AWARD AS OF      SHARE UNITS     PERIOD OF
NAME OF EXECUTIVE              12/25/99             #            PAYOUT
-----------------          -----------------   -----------   --------------
James R. Tennant.........      $118,721          10,854      2001/2002/2003
James E. Winslow.........        38,600           3,529      2001/2002/2003
Jeffrey R. Dolan.........        36,686           3,354      2001/2002/2003

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on option exercises in fiscal 1999 by the Named Executive Officers and the value of such officers' unexercised options at December 25, 1999.

                                                      NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN
                              SHARES                       OPTIONS AT               THE MONEY OPTIONS AT
                             ACQUIRED                  FISCAL YEAR-END(1)            FISCAL YEAR-END(2)
                                ON       VALUE     ---------------------------   ---------------------------
NAME                         EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         --------   --------   -----------   -------------   -----------   -------------
James R. Tennant...........     0          0         680,100        350,000      $2,897,340      $268,800
James E. Winslow...........     0          0          74,683         65,417         251,332       236,256
Jeffrey R. Dolan...........     0          0          54,814         35,786         141,775        98,721

-------------------------

(1) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year end and multiplying the result by the number of "in-the-money" options held. There is no guarantee that if and when these options are exercised they will have this value. Fair market value was calculated based upon the last reported sale price per share of the Company's Common Stock as reported on the Nasdaq National Market(sm) on the last business day of the Company's fiscal year, December 23, 1999 ($10.938).

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1999 to the Named Executive Officers.

                                       INDIVIDUAL GRANTS
                            ---------------------------------------                POTENTIAL REALIZABLE VALUE
                            NUMBER OF    PERCENTAGE OF                               AT ASSUMED ANNUAL RATES
                            SECURITIES   TOTAL OPTIONS                             OF STOCK PRICE APPRECIATION
                            UNDERLYING     GRANTED TO     EXERCISE                     FOR OPTION TERM(3)
                             OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION   ---------------------------
                            GRANTED(1)   FISCAL YEAR(2)   ($/SHARE)      DATE          5%             10%
                            ----------   --------------   ---------   ----------   -----------   -------------
James R. Tennant..........    75,000          13.5%         $8.94      12-14-09     $421,674      $1,068,604
                             150,000          27.0%         $8.25      05-19-09      778,257       1,972,256
James E. Winslow..........    10,000           1.8%         $8.94      12-14-09       56,223         142,481
                              25,000           4.5%         $8.25      05-19-09      129,710         328,709
Jeffrey R. Dolan..........    30,000           5.4%         $8.94      12-14-09      168,670         427,442
                              21,000           3.8%         $8.25      05-19-09      108,956         276,116

-------------------------

(1) These options, except the 150,000 granted to Mr. Tennant pursuant to the terms of his employment contract, have a ten-year term and became exercisable immediately upon grant.

(2) The Company granted a total of 554,850 stock options in 1999.

(3) Potential realizable value is based on an assumption that the stock price on the date of grant appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are based on the requirements of the SEC and do not reflect the Company's estimate of future stock price performance.

EMPLOYMENT AGREEMENTS

     James R. Tennant is employed as Chairman of the Board and Chief Executive Officer of the Company pursuant to an employment agreement dated as of May 19, 1999, as amended. Such employment agreement expires on December 31, 2003, with automatic one year extensions thereafter unless canceled by either party. The employment agreement provides for an annual base salary of $400,000. Mr. Tennant is also entitled to receive a discretionary bonus based on the Company's financial performance (in the form of cash and/or stock options at the discretion of the Board of Directors), as well as to receive incentive bonuses subject to the terms of the Executive Incentive Plan and the Management Incentive Plan. If the Company terminates Mr. Tennant's employment without cause or does not renew Mr. Tennant's employment agreement for any renewal year after December 31, 2003, Mr. Tennant will be entitled to receive a severance payment in an amount equal to three times the average salary and bonus earned during the two years immediately prior to the termination (the "Severance Payment"). If Mr. Tennant's employment is terminated for any reason voluntarily or involuntarily within 180 days after a change in control of the Company, Mr. Tennant is entitled to receive (i) payments over a twenty-four month period following the termination in an amount equal to the difference between (A) five million and
(B) the per share value of the Company's Common Stock at the closing of the event which is the culmination of the transaction(s) resulting in the change of control minus the exercise price per share of each stock option granted to Mr. Tennant prior to the change in control multiplied by the number of shares of the Company's common stock underlying each option granted and (ii) a one time Severance Payment. Mr. Tennant's employment agreement provided for the granting of 350,000 options to purchase Common Stock, (100,000 options at $6.00/share; 175,000 options at $7.00/share; and 75,000 at $8.00/share). The 350,000 options vest one-third each year beginning on January 1, 1997 and expire on April 30, 2005. Mr. Tennant was granted additional stock options for 200,000 shares at a price of $5.00 per share, which vest in equal increments over a three year period beginning on September 9, 1996. Mr. Tennant may exercise the vested portion of these options at any time prior to April 30, 2005. Mr. Tennant's employment agreement also calls for the granting of 150,000 options to purchase Common Stock at a price of $8.25 per share. These options shall vest on a pro rata basis, one-third on May 19, 1999, 2000 and 2001. All of Mr. Tennants options are immediately vested upon a change of control. Mr. Tennant's employment agreement also contains a provision to reimburse him for any excise tax that may be due under section 4999 of the

Internal Revenue Code of 1986, as amended, or any similar tax payable under any federal, state or local law, caused by a distribution by the Company to or for the benefit of Mr. Tennant, plus additional income or excise tax due by Mr. Tennant from the Company's payment of such taxes (collectively, "4999 Compensation") which 4999 Compensation is in consideration of Mr. Tennant's agreement not to compete against the Company or solicit its customers or employees for a period of three years after his voluntary termination or termination by the Company for cause. The Board of Directors of the Company adopted a resolution on December 14, 1999 to provide Mr. Tennant the following additional consideration for his agreement to extend his covenant not to compete to three years: (i) a substantial bonus for his services to the Company during the Company's strategic planning process; (ii) certain other rights and benefits and (iii) the 4999 Compensation.

RETENTION AGREEMENTS

     The Company has entered into Retention and Non-Competition Agreements with each of Messrs. Dolan and Winslow. These agreements provide that if Messrs. Dolan and Winslow remain with the Company for 180 days following a change in control of the Company, or are terminated without cause or die before the end of such period, such executive will receive a payment equal to two times the average yearly salary and bonus compensation paid to such executive over the past two fiscal years. Additionally, each executive agrees that he will not compete against the company or solicit its customers or employees for a period of one year after the termination of his employment with the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jeffrey C. Rubenstein, a director of the Company, and a member of the Compensation Committee is a senior principal with the law firm Much Shelist Freed Denenberg Ament & Rubenstein, P.C., which serves as general counsel to the Company. Legal fees paid to Mr. Rubenstein's firm were neither material to the Company or to his firm. Mr. Rubenstein, as executor of the Meyer J. Ragir Estate, executor of the Norma L. Ragir Estate, a director of the Ragir Foundation, and co-trustee of the Ragir Trusts, exercises either sole or shared voting and investment power with respect to 513,358 shares of the Company's Common Stock, or 7.0% of the outstanding shares of Common Stock as of April 7, 2000. The Company's principal office and a manufacturing facility in Chicago, Illinois is owned by the Ragir Gift Trust, of which Mr. Rubenstein serves as co-trustee.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee ("Committee") determines and administers the compensation of the Company's executive officers. The Committee is comprised entirely of non-employee directors.

COMPENSATION PHILOSOPHY

     At the direction of the Board of Directors and pursuant to the charter of the Committee, the Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term interests of the Company. The Committee actions related to the compensation of the chief executive officer of the Company, the chief financial officer of the Company and the president and general manager of HPNA are submitted to the full Board of Directors for ratification.

     The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Company's executive officers. At the executive officer level, the Committee has a policy that a significant portion of the total compensation should consist of variable, performance-based components, such as stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performances. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value.

     The Committee takes into account various qualitative and quantitative indicators of Company and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. While the Committee considers such Company performance measures as net income, earnings per share, return on average stockholders' equity, return on capital employed and return on average total assets, the Committee does not apply any specific quantitative formula in making compensation decisions. However, the Executive Incentive Plan and the Management Incentive Plan are based on specific Company performance measures of return on capital employed and the attainment of certain budgeted goals, respectively. The Committee also appreciates the importance of achievements that may be difficult to quantify and, accordingly, recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry.

     Where possible, the Committee will attempt to evaluate the total compensation of the Company's chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of a peer group consisting of competitive companies of similar asset size. From time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

BASE SALARY

     Base salaries for the chief executive officer and other executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual executive officer's performance. The Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

PERFORMANCE BASED COMPENSATION

     EXECUTIVE INCENTIVE PLAN. The Executive Incentive Plan ("EIP") applies to the Company's senior executive management. The purpose of the EIP is to make available to the participants, a portion of their total compensation in the form of an incentive opportunity when they discharge their duties in a manner which makes a measurable contribution to the Company's earnings and achieves a predetermined return on capital employed goal. While the EIP provides annual incentive opportunity, it also focuses on long-term results.

     MANAGEMENT INCENTIVE PLAN. The Management Incentive Plan, ("MIP") applies to executive officers and key employees of the Company. Participants are eligible to earn an annual incentive award based on the attainment of pre-approved Company and subsidiary goals. Participants are assigned a target incentive award stated as a percent of their salary, based on a participant's duties and responsibilities. The target incentive award is calculated at the end of the fiscal year based upon the attainment of predetermined goals.

STOCK OPTIONS

     In recommending grants under the various stock option plans, the Committee considers various quantitative and qualitative factors. The number of options previously awarded to and held by executive officers and key employees is reviewed but is only one factor in determining the size of current option grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation of the Chief Executive Officer for the 1999 fiscal year was determined pursuant to the terms of Mr. Tennant's employment agreement. Mr. Tennant also participates in the Executive Incentive Plan for senior executives as well as the Management Incentive Plan.

                             Compensation Committee
                                 Marshall Ragir
                                 Jeffrey C. Rubenstein
                                 Joel Spungin

     The report of the Compensation Committee and the performance graph included in "Company Stock Performance" shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under either the 1933 Act or the 1934 Act (together, the "Acts"), except to the extent that the Company specifically incorporates such report or graph by reference; and further, such report and graph shall not be deemed filed under the Acts.

                           COMPANY STOCK PERFORMANCE

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return on the NASDAQ Market Index and a selected industry index (SIC code 3089 -- Plastics Products N.E.C.). The graph is for a period of five years and assumes $100 was invested on December 31, 1994. Cumulative total return assumes that dividends, if any, were reinvested. The cumulative total return set forth in the graph is not necessarily indicative of future returns.

                     ASSUMES $100 INVESTED ON DEC. 31, 1994
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 25, 1999

                               PERFORMANCE GRAPH

                                  12/31/94    12/30/95    12/28/96    12/27/97    12/26/98    12/25/99
                                  --------    --------    --------    --------    --------    --------
Home Products                     $100.00     $125.00     $ 183.33    $ 261.11    $220.83     $230.56
SIC Code Index                     100.00      121.22       156.12      191.49     190.43      183.87
NASDAQ Market Index                100.00      129.71       161.18      197.16     278.08      490.46

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Arthur Andersen LLP, independent public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for 2000. Arthur Andersen LLP has served as the Company's independent auditors since 1996. A representative of Arthur Andersen LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders' questions.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders has accompanied this Proxy Statement. The Company's Annual Report on Form 10-K for the fifty-two weeks ended December 25, 1999, as filed with the Securities and Exchange Commission, is available without charge to any stockholder upon written request to Jeffrey A. Kastelic, Investor Relations, Home Products International, Inc., 4501 West 47th Street, Chicago, Illinois 60632. Copies of exhibits filed with the Form 10-K will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's 2001 annual meeting of stockholders must be received by the Company not later than 5:00 pm central standard time on December 21, 2000, at the Company's principal executive offices at 4501 West 47th Street, Chicago, Illinois 60632.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                          For the Board of Directors,

                                          JAMES R. TENNANT
                                          James R. Tennant
                                          Chairman of the Board

Chicago, Illinois
April 12, 2000

                                      PROXY

                        HOME PRODUCTS INTERNATIONAL, INC.
                              4501 West 47th Street
                             Chicago, Illinois 60632

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints James R. Tennant and James E. Winslow as Proxies, (jointly and severally), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Home Products International, Inc. held of record by the undersigned on April 7, 2000 at the Annual Meeting of Stockholders to be held on May 31, 2000 or any adjournment thereof.

         In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the related proxy statement.

                           (continued on reverse side)

                                                        -----------------------

                                                              I plan to
                                                            attend meeting

                                                                 [ ]
                                                        -----------------------

1.       ELECTION OF DIRECTORS.

         FOR all nominees listed below                        WITHHOLD AUTHORITY
         (except as marked to the contrary below)___          to vote for all nominees listed below_____

         (Instructions: To withhold authority to vote for any individual nominee, strike a line through a nominee's name in the list below.)

         Charles R. Campbell, Joseph Gantz, Stephen P. Murray, Marshall Ragir, Jeffrey C. Rubenstein, Daniel B. Shure,
         Joel D. Spungin, James R. Tennant.


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                            Date:___________________, 2000


                                            ------------------------------
                                            Signature


                                            -------------------------------
                                            Signature (if held jointly)

                                            Please sign exactly as name appears
                                            hereon. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee, or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                                       20